SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 27, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

This document contains 2 pages, plus exhibit

Item 5.02: Appointment of Principal Officer
     The Board of Directors also announced that Julie A. Mason was appointed Vice President and Controller of the Company on June 21, 2007. She has been employed by the Bank since December, 2003, and was promoted to Vice President and Controller of the Bank in August, 2006. Julie is a Certified Public Accountant and previously worked for Barnard, Combs, Potts & Rhyne, PA in Statesville, North Carolina.
Item 8.01: Other Events
     The Board of Directors of Yadkin Valley Financial Corporation (“the Company”) (Nasdaq Global Select Market: YAVY), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), announced today a second quarter cash dividend of 13 cents per share, an increase of 1 cent (8.3%) over the first quarter dividend. The dividend is the 78th consecutive quarterly dividend and provides an annualized return of 2.79% on yesterday’s closing stock price of $18.64 per share. Payment will be made on July 27, 2007 to shareholders of record on July 6, 2007. The last dividend increase occurred in the second quarter of 2006 when it was raised from 11 cents to 12 cents per share.
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	June 27, 2007